UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2019 (July 16, 2019)

Grizzly Energy, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-55826	80-0411494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000

Houston, Texas 77057

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
-	-	-

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, Vanguard Natural Resources, Inc. (“Vanguard”) and certain subsidiaries (such subsidiaries, together with Vanguard, the “Debtors”) filed voluntary petitions for relief (the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases are being administered under the caption In re Vanguard Natural Resources, Inc. et al.

As previously disclosed, on July 9, 2019, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Amended Joint Plan of Reorganization (as Modified) of Vanguard Natural Resources, Inc. and its Debtor Affiliates (the “Plan”). The Plan and Confirmation Order were previously filed as Exhibits 2.1 and 99.1 to Vanguard’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 10, 2019, and they are hereby incorporated by reference as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K (this “Report”).

On July 16, 2019 (the “Effective Date”), the Debtors consummated the Plan and emerged from the Chapter 11 Cases. As part of the transactions undertaken pursuant to the Plan, Vanguard was converted from a Delaware corporation to a Delaware limited liability company (the “Conversion”) and renamed Grizzly Energy, LLC (“Grizzly”).

Exit Facility

Grizzly has entered into that certain Fifth Amended and Restated Credit Agreement dated as of July 16, 2019 (the “RBL Credit Agreement”), among Grizzly Natural Gas, LLC (formerly known as Vanguard Natural Gas, LLC), as borrower (the “RBL Borrower”), Grizzly, as parent, Citibank, N.A., as administrative agent and issuing bank, Citibank, N.A., as collateral agent, and the lenders party thereto from time to time. Pursuant to the RBL Credit Agreement, the lenders party thereto agreed to provide a new first-lien reserved-based credit facility with first-out revolving credit commitments in the aggregate amount of $65.0 million (the “Revolving Loans”) and a second-out term loan in the aggregate amount of $65.0 million (the “Term Loan A”). The initial borrowing base under the RBL Credit Agreement is $65.0 million.

The maturity date of the RBL Credit Agreement is July 16, 2022. Until the maturity date, the Term Loan A shall bear interest at a rate per annum equal to 3.00% plus the adjusted LIBO rate for an alternate base rate loan or 4.00% plus the adjusted LIBO rate for a Eurodollar loan, and the Revolving Loans shall bear interest based on borrowing base utilization percentage at a rate per annum equal to the alternate base rate plus a margin ranging from 2.00% to 3.00% for alternative base rate loans or the adjusted LIBO rate plus a margin ranging from 3.00% to 4.00% for Eurodollar loans. Unused commitments under the RBL Credit Agreement will accrue a commitment fee at a rate of 0.50%, payable quarterly in arrears.

The RBL Borrower will be required to repay the Term Loan A at the end of each quarter in equal quarterly installments at a rate of 1.00% per annum of the original principal amount of the Term Loan A.

The RBL Borrower may elect, at its option, to prepay any borrowing outstanding under the RBL Credit Agreement without premium or penalty (except with respect to any break funding payments which may be payable pursuant to the terms of the RBL Credit Agreement). The RBL Borrower may be required to make mandatory prepayments of the Revolving Loans in connection with certain borrowing base deficiencies. After the Revolving Loans have been paid in full, the RBL Borrower may be required to make mandatory prepayments of the Term Loan A in connection with the incurrence of certain debt and the dispositions of certain assets.

Additionally, if (i) the RBL Borrower has outstanding borrowings, undrawn letters of credit and reimbursement obligations in respect of letters of credit in excess of the aggregate revolving commitments or (ii) unrestricted cash and cash equivalents of Grizzly, the RBL Borrower and the Guarantors (as defined below) exceeds the excess cash threshold provided for in the RBL Credit Agreement as of the 15th day of any month, the RBL Borrower is also required to make mandatory prepayments, subject to limited exceptions.

Grizzly has also entered into that certain Term Loan Credit Agreement dated as of July 16, 2019 (the “Term Loan Credit Agreement”) among Grizzly Natural Gas, LLC (formerly known as Vanguard Natural Gas, LLC), as borrower (the “Term Loan Borrower”), Grizzly, as parent, Citibank, N.A., as administrative agent, Citibank, N.A., as collateral agent, and the lenders party thereto from time to time. Pursuant to the Term Loan Credit Agreement, the lenders party thereto agreed to provide a first-lien, last-out term loan in the aggregate amount of $285.0 million (the “Term Loan B”). The Term Loan Credit Agreement and the RBL Credit Agreement together are referred to herein as the “Exit Facility”.

The maturity date of the Term Loan Credit Agreement is January 16, 2023. Until the maturity date, the Term Loan B shall bear interest at a rate per annum equal to 6.50% for an alternate base rate loan or 7.50% for a Eurodollar loan.

The Term Loan Borrower may elect, at its option, to prepay any borrowing outstanding under the Term Loan Credit Agreement without premium or penalty (except with respect to any break funding payments which may be payable pursuant to the terms of the Term Loan Credit Agreement). After the Revolving Loans and the Term Loan A have been paid in full, the Term Loan Borrower may be required to make mandatory prepayments of the Term Loan B in connection with the incurrence of certain debt and the the dispositions of certain assets.

The obligations under the Exit Facility are guaranteed by Grizzly and all of Grizzly’s subsidiaries (the “Guarantors”), subject to limited exceptions, and secured on a first-priority basis by substantially all of Grizzly’s and the Guarantors’ assets, including, without limitation, liens on at least 95% of the total value of Grizzly’s and the Guarantors’ oil and gas properties, and pledges of equity interests of all other direct and indirect subsidiaries of Grizzly, subject to certain limited exceptions. The RBL Credit Agreement is filed as Exhibit 10.1 of this Report. The Term Loan Credit Agreement is filed as Exhibit 10.2 of this Report.

The Exit Facility contains certain customary representations and warranties, including, without limitation: organization; powers; authority; enforceability; approvals; no conflicts; financial condition; no material adverse change; litigation; environmental matters; compliance with laws and agreements; no defaults; no borrowing base deficiency; Investment Company Act; taxes; ERISA; disclosure; no material misstatements; insurance; restrictions on liens; subsidiaries; locations of businesses and offices; properties and titles; maintenance of properties; gas imbalances; prepayments; marketing of production; swap agreements; use of proceeds; solvency; anti-corruption laws and sanctions; security instruments; and EEA financial institutions.

The Exit Facility also contains certain affirmative and negative covenants, including, without limitation: delivery of financial statements; notices of material events; existence and conduct of business; payment of obligations; performance of obligations under the Exit Facility and the other loan documents; operation and maintenance of properties; maintenance of insurance; maintenance of books and records; inspections and regulations; compliance with laws and regulations; compliance with environmental laws and regulations; delivery of reserve reports; delivery of title information; requirement to grant additional collateral; compliance with ERISA; maintenance of deposit accounts, securities accounts and commodities accounts; commodity exchange act keepwell obligations; restrictions on indebtedness; liens; dividends and distributions; redemptions of debt, amendment of debt documents, investments; change in the nature of business; leases (including oil and gas property leases); proceeds of loans; sale or discount of receivables; mergers and divisions; sale of properties; liquidation of swap agreements; transactions with affiliates; subsidiaries, negative pledges; dividend restrictions; gas imbalances; take-or-pay or other prepayments; swap agreements and transactions; marketing activities; passive holding company status; changes in fiscal year and organizational documents; and non-qualified ECP guarantors.

The Exit Facility also contains certain financial covenants. The RBL Credit Agreement requires that as of the last day of any fiscal quarter (i) commencing with the third full fiscal quarter ending after the effective date of the RBL Credit Agreement, that the consolidated first-out leverage ratio not exceed 2.50 to 1.00 and (ii) commencing with the first full fiscal quarter after the effective date of the RBL Credit Agreement the current ratio not be less than 1.00 to 1.00. The Term Loan Credit Agreement requires that as of January 1 of each year and July 1 of each year, commencing with the first such date after the effective date of the Term Loan Credit Agreement, that the PDP coverage ratio (as defined therein) not be less than 1.00 to 1.00.

The Exit Facility also contains certain events of default, including, without limitation: non-payment; breaches of representations and warranties; non-compliance with covenants or other agreements; cross-default to material indebtedness and swap agreements; judgments; change of control; and voluntary and involuntary bankruptcy. In connection with the Exit Facility, Grizzly also entered into (i) that certain Collateral Agency Agreement dated as of July 16, 2019 (the “Collateral Agency Agreement”), among Grizzly Natural Gas, LLC, as the company, the grantors and guarantors from time to time party thereto, Citibank, N.A., as the first-out representative, Citibank, N.A., as the term B representative, the other priority lien representatives from time to time party thereto, and Citibank, N.A., as collateral agent, (ii) that certain Second Amended and Restated Pledge and Security Agreement dated as of July 16, 2019 (the “Pledge and Security Agreement”), by Grizzly Natural Gas, LLC, Grizzly, each of the subsidiaries party thereto, whether as an original signatory thereto or as an additional debtor, in favor of Citibank, N.A., as collateral agent, (iii) that certain Second Amended and Restated Unconditional Guaranty dated as of July 16, 2019 (the “RBL Guaranty”), made by Grizzly, the subsidiaries of Grizzly, whether as an original signatory thereto or as an additional guarantor, in favor of Citibank, N.A., as administrative agent for the secured parties under the RBL Credit Agreement, and (iv) that certain Unconditional Guaranty dated as of July 16, 2019 (the “Term Loan Guaranty”), made by Grizzly, the subsidiaries of Grizzly, whether as an original signatory thereto or as an additional guarantor, in favor of Citibank, N.A., as administrative agent for the secured parties under the Term Loan Credit Agreement. The Collateral Agency Agreement, the Pledge and Security Agreement, the RBL Guaranty, and the Term Loan Guaranty are collectively referred to herein as the “Additional Loan Documents”.

The foregoing description of the Exit Facility and the Additional Loan Documents does not purport to be complete and is qualified in its entirety by reference to the RBL Credit Agreement, the Term Loan Credit Agreement, the Collateral Agency Agreement, the Term Loan Guaranty, and the RBL Guaranty and the Pledge and Security Agreement, filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Report and incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement

In accordance with the Plan, on the Effective Date, the obligations of the Debtors with respect to the following indebtedness were cancelled and discharged:

•	Fouth Amended and Restated Credit Agreement dated as of August 1, 2017, by and among Vanguard Natural Gas, LLC, as borrower, Vanguard Natural Resources, Inc., as parent, Citibank, N.A. as administrative agent, and the lenders party thereto; and
•	The 9.0% Senior Secured Second Lien Notes due 2024 (the “Senior Notes”), issued under the Indenture (the “Indenture”), dated as of August 1, 2017, among Vanguard, as issuer, the subsidiary guarantors named therein, as guarantors, and Delaware Trust Company, as trustee and collateral trustee, as amended, supplemented or modified from time to time.

On the Effective Date, except as otherwise specifically provided for in the Plan, the obligations of the Debtors, the guarantees, the Indenture and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in any of the Debtors giving rise to any claim or equity interest, were cancelled as to the Debtors and their affiliates, and Grizzly and its affiliates do not have any obligations thereunder.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The descriptions of the Exit Facility included under Item 1.01 of this Report are incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities

On the Effective Date, Grizzly issued the following in accordance with the Plan:

•	39,063,571 Series A Preferred Units representing a fractional part of the equity interests in Grizzly (each a “Series A Preferred Unit”) and 75,000 Series C Common Units representing a fractional part of the equity interests in Grizzly (each a “Common Unit”) were issued pro rata to holders of claims arising from the revolving credit facility provided under the RBL Credit Agreement and certain secured swaps;
•	5,975,091 Series A Preferred Units, 861,252,261 Series B Preferred Units and 10,000 Common Units (each a “Series B Preferred Unit,” and together with the Common Units and the Series A Preferred Units, the “Units”) were issued pro rata to holders of claims arising from the Term Loan provided under the Term Loan Credit Agreement; and
•	700,000 Series A Preferred Units and 15,000 Common Units were issued pro rata to holders of claims arising under the Senior Notes.

The Units will be issued under the Plan pursuant to an exemption from the registration requirements of the Securities Act under Section 1145 of the Bankruptcy Code.

As of the Effective Date, there were 100,000 Common Units, 45,738,662 Series A Preferred Units and 861,252 Series B Preferred Units issued and outstanding. Grizzly will use commercially reasonable efforts to cause the Units to continue to be quoted on either the OTCQB Venture Market or the OTCQX Best Market, which are each marketed by OTC Markets Group Inc., as soon as the applicable listing standards are satisfied or have been waived.

Item 3.03	Material Modification to Rights of Security Holders

As provided in the Plan, the Senior Notes and all other notes, agreements, instruments, certificates, and other documents evidencing any claim against or interest in the Debtors were cancelled on the Effective Date and the obligations of the Debtors thereunder or in any way related thereto were fully released. The discussions related to the cancellation and releases of the claims against and obligations of the Debtors in Items 1.01, 1.02, and 5.03 of this Report are incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant

The information set forth in Item 3.02 of this Report is incorporated into this Item 5.01 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On the Effective Date, to implement the Conversion, Vanguard filed with the Secretary of State of the State of Delaware a Certificate of Conversion (the “Certificate of Conversion”) and a Certificate of Formation (the "Certificate of Formation"). The full text of the Certificate of Conversion and Certificate of Formation are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated into this Item 5.03 by reference.

In accordance with the Plan, the Limited Liability Company Agreement of Grizzly (the “LLC Agreement”) became effective on the Effective Date. The below description of the LLC Agreement is qualified in its entirety by reference to the full text of the LLC Agreement, which is filed herewith as Exhibit 3.3 and is incorporated into this Item 5.03 by reference.

Organization and Duration

Grizzly, which prior to the Conversion was named Vanguard Natural Resources, Inc., was converted from a Delaware corporation into a Delaware limited liability company on the Effective Date, and shall continue in existence until the dissolution of Grizzly in accordance with the terms of the LLC Agreement.

Tax Election

Grizzly has elected to be treated as a corporation for U.S. federal income tax purposes.

Distribution Rights

Subject to Delaware law, once all Series A Preferred Units and Series B Preferred Units have been redeemed by Grizzly and are no longer outstanding, distributions may be made to holders of Common Units (“Common Members”), as the board of managers of Grizzly Energy, LLC (the “Board”) shall from time to time determine, in its sole discretion. Any such distributions will be paid in accordance with such Common Members’ respective percentage interests.

Authorization to Issue Units

Subject to the Plan, Grizzly is authorized to issue an unlimited number of units in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of units), as shall be fixed by the Board. Notwithstanding the foregoing, Grizzly shall not, without Member Consent (as defined below) and Series A Supermajority Consent (as defined below), issue any additional units or other interests or options convertible into or exchangeable for units, or any other equity interests in the Company.

If the Board issues additional units or any securities convertible into or exercisable for units in accordance with the terms of the LLC Agreement in order to raise additional capital, then each holder of Series A Preferred Units shall have a preemptive right, but not an obligation, to fund any such additional capital contributions pro rata in accordance with its proportionate ownership of all Series A Preferred Units outstanding at the time.

Redemption of Preferred Units

From and after the date on which the Term Loan B is repaid, Grizzly may redeem, in whole or in part, the Series A Preferred Units, at such times as determined by the Board in its sole discretion. On the effective date of any such redemption, Grizzly shall pay to each holder of Series A Preferred Units, as of the applicable record date, an amount equal to the product of (i) the redemption price set forth in the LLC Agreement for Series A Preferred Units multiplied by (ii) the number of Series A Preferred Units held by such holder which are being redeemed on such effective date. Upon the redemption of any Series A Preferred Units and the payment in full to the holders thereof, such Series A Preferred Units will cease to be outstanding.

From and after the date on which all Series A Preferred Units are redeemed by Grizzly and are no longer outstanding (the “Series A Redemption Date”), the Board may cause Grizzly to redeem, in whole or in part, the Series B Preferred Units, at such times as determined by the Board in its sole discretion. On the effective date of any such redemption, Grizzly shall pay to each holder of Series B Preferred Units as of the applicable record date an amount equal to the product of (i) the redemption price set forth in the LLC Agreement for Series B Preferred Units multiplied by (ii) the number of Series B Preferred Units held by such holder which are being redeemed on such effective date. Upon the redemption of any Series B Preferred Units and the payment in full to the holders thereof, such Series B Preferred Units will cease to be outstanding.

Member Approval

Notwithstanding anything in the LLC Agreement to the contrary, neither Grizzly nor any of Grizzly’s subsidiaries may take any of the following actions without prior (i) Board Consent (as defined below), (ii) until the Series A Redemption Date, the consent of the holders of Series A Preferred Units who are record holders of a majority of the outstanding Series A Preferred Units, (iii) from the Series A Redemption Date until the Series B Redemption Date, the consent of the holders of Series B Preferred Units and/or Common Units who are record holders of a majority of the outstanding Series B Preferred Units and Common Units, voting together as if a single class, and (iv) from and after the Series B Redemption Date, the consent of the Common Members who are record holders of a majority of the outstanding Common Units (items (ii), (iii) and (iv) above are referred to herein as “Member Consent”):

•	entering into or approving a merger agreement (other than any such transaction that would not require approval of the acquiring company equity holders under the rules of the New York Stock Exchange if Grizzly were listed on the New York Stock Exchange, regardless of whether Grizzly is so listed) or plan of conversion;
•	selling, exchanging or otherwise disposing of all or substantially all of the assets of Grizzly, taken as a whole, in (i) a single transaction or (ii) a series of related transactions to a single purchaser or a group of affiliated purchasers;
•	making any election for Grizzly to be classified other than as an association treated as a corporation for U.S. federal income tax or applicable state or local tax purposes;
•	altering, supplementing, amending or otherwise modifying any term or provision of the LLC Agreement (other than ministerial actions);
•	amending, modifying or waiving any provision of the Exit Term Loan B Facility or any agreement, instrument or other document entered into in connection with the Exit Term Loan B Facility;
•	making any distributions to any holder of Grizzly’s equity securities other than in cash;
•	repurchasing any of Grizzly’s issued and outstanding equity securities (other any redemptions of Series A Preferred Units or Series B Preferred Units permitted under the LLC Agreement);
•	issuing additional equity securities or options convertible into or exchangeable for equity interests in Grizzly;
•	conducting any initial public offering of the equity securities of Grizzly;
•	entering into any agreement, contract or other instrument with any member of the Board (each a “Manager”), holder of any Units or affiliate of such persons, other than any transaction entered into in the ordinary course of business on an arm’s length basis with consideration of no more than $5,000,000;

•	setting the compensation (including bonuses, if any) of any replacement Manager appointed to the Board pursuant to the LLC Agreement, unless such replacement Manager’s compensation is substantially the same as the compensation of the Manager being replaced; and
•	changing Grizzly’s independent public accountants or auditors.

Board of Directors

The business and affairs of Grizzly shall be managed by or under the direction of the Board. The Board shall have five Managers. Subject to the limitations set forth in the LLC Agreement, the Board shall have full, exclusive and complete authority and discretion to manage and control the administration, affairs and operations of Grizzly, and unless explicitly provided otherwise in the LLC Agreement the Board shall have the power, right and authority on behalf and in the name of Grizzly and its subsidiaries to carry out any and all of the objects and purposes of Grizzly and its subsidiaries and to perform all acts which the Board, in its sole discretion, may deem necessary or desirable.

Until the Series A Redemption Date, the Initial Managers may not be removed by the holders of Units (the “Members”) except for Cause (as defined in the LLC Agreement) or by members holding at least 66 2/3% of the Series A Preferred Units (“Series A Supermajority Consent”). From the Effective Date until the Series A Redemption Date, if a vacancy is created on the Board by the death, disability, retirement, resignation or removal for Cause of any Manager, the remaining Initial Managers shall have the sole and exclusive right, by majority consent, to designate a replacement thereof by written notice to the Members; provided, that if there are more than three vacancies on the Board prior to the Series A Redemption Date, each replacement Manager shall be appointed by the consent of the holders Series A Preferred Units who are record holders of a majority of the outstanding Series A Preferred Units.

From and after the Series A Redemption Date, the Managers shall be nominated and appointed by Member Consent, by a plurality of the votes cast, in person or by proxy, at the Annual Meeting (as defined below). Each Manager appointed by Member Consent (i) shall hold office for the term for which such Manager is elected and thereafter until such Manager’s successor shall have been duly elected and qualified, or until such Manager’s earlier death, resignation or removal, and (ii) may be removed or replaced with or without Cause upon a vote of the majority of the Common Members.

All actions of Grizzly required to be approved by the Board shall require the presence of a quorum and the affirmative vote or consent of more than 50% of the Managers eligible to vote or consent on such matter (“Board Consent”).

The majority of the members of the Steering Committee (as such term is defined in the LLC Agreement) may designate one non-voting representative to observe and/or to attend all meetings of the Board; provided that, the Board may exclude any non-voting observer from any meeting or portion thereof, if upon the advice of counsel, that attendance by such non-voting observer would compromise any privilege available to the Board or constitute a conflict of interest. The observer may share information and Board materials with members of the Steering Committee. All information received by the observer and information shared with the members of the Steering Committee shall be subject to the confidentiality provisions set forth in LLC Agreement.

Duty

Whenever the Managers, any committee of the Board or any officer makes a determination or takes or declines to take any other action, whether under the LLC Agreement or any other document, then, unless another express standard is provided for in the LLC Agreement, the Managers, members of such committee of the Board or such officer shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by the LLC Agreement or any other agreement contemplated hereby or under the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute, or any other law or at equity (including fiduciary standards). A determination, other action or failure to act by the Board, any committee of the Board or any officer, including in the context of a potential conflict of interest, will be deemed to be in good faith unless the applicable person believed such determination, other action or failure to act was adverse to the interests of Grizzly.

Annual Meeting

Until the Series A Redemption Date, annual meetings of Members may, but need not be held. From and after the Series A Redemption Date, an annual meeting of the Members (“Annual Meeting”) for the election of Managers to the Board and such other matters as the Board shall submit to a vote of the Members, shall be held at such date, time and place within or outside the State of Delaware as may be fixed from time to time by the Board and all as stated in a notice provided to the Members not less than 10 days nor more than 60 days prior to the date of such Annual Meeting in accordance with the LLC Agreement.

Special Meeting

Special meetings of the Members (or any series or class of Members) may be called (i) by at least two Managers or, (ii) from and after the Series A Redemption Date, by one or more Common Members who are collectively record holders of 35% or more of the Common Units. Each special meeting shall be held at a time and place determined by the Board on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. To call a special meeting, Common Members shall deliver to Grizzly one or more requests in writing stating that the signing Common Members wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called.

Action Without a Meeting

If authorized by the Board, any action that may be taken at a meeting of the Members may be taken without a meeting, without prior notice and without a vote, if an approval in writing setting forth the action so taken is signed by Members owning not less than the minimum percentage of the outstanding Units of the applicable class or series that would be necessary to authorize or take such action at a meeting at which all the Members were present and voted.

Books and Reports

The Board shall keep or cause to be kept at the principal office of Grizzly, proper and complete books and records of accounts, taxes, financial information and all matters pertaining to Grizzly. Each Member shall have the right, for a purpose reasonably related, as determined by the Board, to such Member’s interest as a member in Grizzly, upon reasonable written demand stating the purpose of such demand and at such Member’s own expense, to (i) obtain true and complete information regarding the status of the business and financial condition of Grizzly, (ii) obtain a copy of the LLC Agreement and the Certificate of Formation and all amendments thereto and (iii) obtain such other information regarding the affairs of Grizzly as is just and reasonable.

Grizzly shall cause to be furnished or made available to each Member all annual financial information that would be required to be filed with the Commission in an Annual Report on Form 10-K and all quarterly financial information that would be required to be filed with the Commission in a Quarterly Report on Form 10-Q if Grizzly were required to file such reports.

Amendment of the LLC Agreement

Amendments to the LLC Agreement may be proposed only by the Board. A proposed amendment (whether by merger, consolidation or otherwise) shall be effective upon its approval by Board Consent and any required consent of the Members. No amendment to the LLC Agreement or merger, consolidation or conversion may (i) increase the obligations of any Member without such Member’s consent or (ii) disproportionately and adversely affect the rights of any Member in relation to other Members of the same series or class of units, in each case unless approved by Members who are holders of not less than a majority of the then-outstanding units of such series or class affected.

Further, if the Board determines that any amendment will affect the limited liability of any Member under applicable Law of the state under whose Laws Grizzly is organized, no such amendment shall become effective without the approval of Members who are holders of at least 90% of the then-outstanding units of the series or class affected.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

Pursuant to the LLC Agreement the Board must approve any Merger, consolidation or conversion of the Company. Upon its approval of the Merger Agreement or approval of the Plan of Conversion, the Board shall have the Merger Agreement or the Plan of Conversion, as applicable, submitted for Member Consent to a vote of the applicable series or class of Members in accordance with the requirements of the LLC Agreement.

Indemnification

Under the LLC Agreement, in most circumstances, Grizzly will indemnify any Member, an affiliate of a current or former Member, any officer, manager, shareholder, partner, member, employee, advisor, representative or agent of a current or former Member, or any current or former Manager, officer, employee or agent of the Company by reason of their status as such, to the fullest extent permitted by law from and against any and all Liabilities arising out of or related to any act or omission performed or omitted by such person on behalf of Grizzly and in a manner reasonably believed to be within the scope of authority conferred on such person by the LLC Agreement or a delegation of authority in accordance with the LLC Agreement so long as such proceeding (or part thereof) was authorized or consented to by the Board.

Transfer Agent and Registrar

The transfer agent and registrar for the Units is American Stock Transfer & Trust Company, LLC.

Item 7.01	Regulation FD Disclosure

Press Release

On July 16, 2019, Grizzly issued a press release (the “Press Release”) announcing the consummation of the Plan and emergence from the Chapter 11 Cases on the Effective Date, as disclosed herein, a copy of which is furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including the attached Exhibit 99.2, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Forward-Looking Statements

Statements in this Report that relate to future results and events are not facts and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations, estimates and assumptions and, as such, involve certain risks and uncertainties. The ability of the Company to predict results or the actual effects of its plans and strategies is subject to inherent uncertainty. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “intends,” “believes,” “expects,” “will,” and similar expressions, are statements that could be deemed to be forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date as of which they were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, which were filed with the Securities and Exchange Commission on April 15, 2019 and May 15, 2019, respectively, under the headings “Risk Factors” and “Forward-Looking Statements.”

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

2.1	Amended Joint Plan of Reorganization of Vanguard Natural Resources, Inc. and its Debtor Affiliates (incorporated by reference to 2.1 to Current Report on Form 8-K filed July 10, 2019).

3.1	Certificate of Conversion of Vanguard Natural Resources, Inc.

3.2	Certificate of Formation of Grizzly Energy, LLC.

3.3	Limited Liability Company Agreement of Grizzly Energy, LLC.

10.1	Fifth Amended and Restated Credit Agreement, dated as of July 16, 2019, among Grizzly Natural Gas, LLC, Grizzly Energy, LLC and Citibank, N.A., as Administrative Agent, Issuing Bank and Collateral Agent, and the Lenders Party Thereto.

10.2	Term Loan Credit Agreement, dated as of July 16, 2019, among Grizzly Natural Gas, LLC, Grizzly Energy, LLC and Citibank, N.A., as Administrative Agent and Collateral Agent, and the Lenders Party Thereto.

10.3	Collateral Agency Agreement, dated as of July 16, 2019, among Grizzly Natural Gas, LLC, Citibank, N.A., as the First-Out Representative, Term B Representative and Collateral Agent.

10.4	Unconditional Guaranty, dated as of July 16, 2019, by Grizzly Energy, LLC, in favor of Citibank, N.A., as Administrative Agent for the Secured Parties under the Credit Agreement.

10.5	Second Amended and Restated Unconditional Guaranty, dated as of July 16, 2019, by Grizzly Energy, LLC in favor of Citibank, N.A., as Administrative Agent for the Secured Parties under the Credit Agreement.

10.6	Second Amended and Restated Pledge and Security Agreement, dated as of July 16, 2019, among Grizzly Natural Gas, LLC, Grizzly Energy, LLC, each of the Subsidiaries party thereto, in favor of Citibank, N.A., as collateral agent.

99.1	Order Confirming Debtors’ Amended Joint Plan of Reorganization (incorporated by reference to 99.1 to Current Report on Form 8-K filed July 10, 2019).

99.2	Press Release, dated July 16, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIZZLY ENERGY, LLC

	By:	/s/ Ryan Midgett
	Name:	Ryan Midgett
	Title:	Chief Financial Officer

Dated: July 17, 2019